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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM  8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                  RAMBUS INC.
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              (Exact name of registrant as specified in its charter)


       DELAWARE                                                  77-0449233
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(State of incorporation                                     (I.R.S. Employer
    or organization)                                      Identification Number)


             2465 LATHAM STREET, MOUNTAIN VIEW, CA                 94040
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          (Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of Exchange on which
       to be registered                        each class is to be registered
     -------------------                       ------------------------------
       NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act:


                    COMMON STOCK, $0.001 PAR VALUE
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                               (Title of class)


                    PREFERRED SHARE PURCHASE RIGHTS
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                               (Title of class)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT
                ----------------------------------------------


Item 1.   Description of Registrants Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the section entitled "Description of Capital Stock -Common Stock" and "- Certain Antitakeover Effects - Rights Plan" contained in the Registrant's Registration Statement on Form S-1 filed on March 6, 1997 (the "S-1 Registration Statement").


Item 2.   Exhibits
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          The following exhibits are filed as a part of this registration statement:

          3.1* Form of Amended and Restated Certificate of Incorporation of Registrant filed March ___, 1997

          3.2* Certificate of Designation of Rights, Preferences and Privileges of Series EParticipating Preferred Stock of Registrant.

          3.3* Form of Amended and Restated Certificate of Incorporation to be filed on or after the date of effectiveness of the offering made under the S-1 Registration Statement.

          3.4*    Amended and Restated Bylaws of Registrant dated
                  February 28, 1997.

          4.1*    Form of Registrant's Common Stock Certificate.

          4.2* Amended and Restated Information and Registration Rights Agreement, dated as of January 7, 1997, between Registrant and the parties indicated therein.

          4.3*    Form of Preferred Shares Rights Agreement, dated _________,
                  1997.

          4.4*    Common Stock Purchase Warrant dated January 7, 1997.
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*    Incorporated by reference to the Exhibits of the same number to the S-1
     Registration Statement.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: April 2, 1997                      RAMBUS INC.


                                         By:  /s/  Gary G. Harmon
                                              ----------------------------
                                              Gary G. Harmon,
                                              Vice President, Finance and
                                              Chief Financial Officer